EXHIBIT 32.2

Certification of the Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Patterson Companies, Inc., (the “Company”) for the fiscal year ended April 26, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer of Patterson certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Patterson.

A signed original of this written statement required by Section 906 has been provided to Patterson and will be retained by Patterson and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ R. STEPHEN ARMSTRONG
R. Stephen Armstrong
Executive Vice President, Chief Financial
Officer and Treasurer
June 25, 2014